UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 25, 2013

THE TIREX CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	33-17598-NY	22-2824362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1771 Post Road East Westport, CT 06880
(Address of principal executive offices) (Zip Code)

(203) 522-3247

Registrant's telephone number, including area code

40 Richards Ave., 3rd fl.

Norwalk, CT 06854

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 – CHANGE IN REGISTRANT’S CERTIFYING ACCOUNT.

On June 24, 2013 the Board of Directors approved the engagement of Turner, Stone & Company, LLP of Dallas, Texas (the "New Accountant") to serve as the Registrant's independent registered public accountants for fiscal years 2010, 2011, 2012 & 2013.

During the period of the Former Accountant's engagement and through the date of this Current Report on Form 8-K, there have been no disagreements with any Former Accountants (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountant, would have caused them to make reference thereto in their report on financial statements for any period.

The company has not consulted with the New Accountant regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company’s financial statements during the four most recent fiscal years through present.

On June 25, 2013 with the prior approval of its Board of Directors, the Registrant engaged the New Accountant as its independent registered public accounting firm.

The audit report of the Former Accountant on the consolidated financial statements of the registrant as of and for the fiscal years ended June 30, 2009 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

The registrant has requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statement.  A copy of the letter from the Old Accountant is attached hereto as Exhibit 16.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIREX CORPORATION

Date: June 25, 2013	By:	/s/ John L. Threshie, Jr.
Name: John L. Threshie, Jr.
Title: Chief Executive Officer

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

EXHIBIT
NUMBER	DESCRIPTION

16.1	Letter dated June 25, 2013 from M&K CPAS, PLLC to the Securities and Exchange Commission